UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

VET ONLINE SUPPLY, INC.
(Name of Registrant As Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No:

3)	Filing Party:

4)	Date Filed:

Explanatory note: This PRE14C is being filed for review. Previously, a DEF14C was filed in error; the Company intended to file the PRE14C and is filing this PRE14C as soon as practicable to remedy the title and category.

Vet Online Supply, Inc.
110 Spring Hill Drive, Suite 10
Grass Valley, CA 95945
530-802-5023

January 16, 2020

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

Dear Shareholder:

This notice and the accompanying Information Statement are being distributed to the holders of record (the “Shareholders”) of the voting capital stock of Vet Online Supply, Inc., a Florida corporation (the “Company”), as of the close of business on January 13, 2020 (the “Record Date”), in accordance with Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the notice requirements of the Florida Business Corporation Act (the “FBCA”). The purpose of this notice and the accompanying Information Statement is to notify the Shareholders of actions approved by our Board of Directors (the “Board”) and taken by written consent in lieu of a meeting by the holders of a majority of the voting power of our outstanding capital stock as of the Record Date (the “Written Consent”).

The Written Consent approved the following actions:

●	Changing the name of the Company from “Vet Online Supply, Inc.” to “BrewBilt Manufacturing, Inc.” (the “Name Change”);

The Written Consent is the only shareholder approval required to effect the Corporate Action under the FBCA, our Articles of Incorporation, as amended, or our Bylaws. No consent or proxies are being requested from our shareholders, and our Board is not soliciting your consent or proxy in connection with the Corporate Action. The Corporate Action, as approved by the Written Consent, will not become effective until 20 calendar days after the accompanying Information Statement is first mailed or otherwise delivered to the Shareholders. We expect to mail the accompanying Information Statement to the Shareholders on or about January 24, 2020.

Important Notice Regarding the Availability of Information Statement Materials in Connection with this Schedule 14C: We will furnish a copy of this Notice and Information Statement, without charge, to any shareholder upon written request to the address set forth above, Attention: Corporate Secretary.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Sincerely,

/s/ Jef Lewis
Jef Lewis, CEO, President and Director

Vet Online Supply, Inc.
110 Spring Hill Drive, Suite 10
Grass Valley, CA 95945

INFORMATION
STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND A PROXY.

INTRODUCTION

This Information Statement advises the shareholders of Vet Online Supply, Inc. (the “Company,” “we,” “our” or “us”) of the approval of the following corporate action (the “Corporate Action”):

●	Changing the name of the Company from “Vet Online Supply, Inc.” to “BrewBilt Manufacturing, Inc.” (the “Name Change”).

On January 13, 2020 (the “Record Date”), our Board of Directors (the “Board”) approved the Corporate Action and submitted the same to certain holders of our Common Stock. On the same date, the holders of a majority of the voting power of the outstanding capital stock of the Company (the “Majority Stockholders”) executed and delivered to us a written consent in lieu of a meeting (the “Written Consent”) approving the Corporate Action.

Section 607 of the FBCA provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders’ meeting convened for the specific purpose of such action. Section 607 of the FBCA, however, requires that in the event an action is approved by written consent, a company must provide notice of the taking of any corporate action without a meeting to all shareholders who were entitled to vote upon the action but who have not consented to the action. Under Florida law, shareholders are not entitled to dissenters’ rights with respect to the Corporate Action (the “Stockholders”).

In accordance with the foregoing, we intend to mail a notice of Written Consent and this Information Statement on or about January 24, 2020. This Information Statement contains a brief summary of the material aspects of the actions approved by the Board and the Majority Stockholders, which hold a majority of the voting capital stock of the Company.

The following table sets forth the name of the Majority Stockholders, the total number of shares that the Majority Stockholders voted in favor of the Corporate Action, and the percentage of the issued and outstanding voting equity of the Company voted in favor thereof.

Voting Stock: Common Stock and Series B Preferred Stock

As of January 13, 2020, there were issued and outstanding 10,343,330 shares of Common Stock (with the holder of each share having one vote), and 1,000 shares of Series B Preferred Stock (with the holder of each share having the right to vote the shares on any matter requiring shareholder approval on the basis of four times the votes of all the issued and outstanding shares of common stock, as well as any issued and outstanding preferred stock. no votes). Pursuant to Section 607 of the FBCA, at least a majority of the voting equity of the Company, or at least 5,171,666 votes, is required to approve the Corporate Action by written consent. The Majority Stockholder, who holds the Series B Preferred Shares and can vote them in the amount of four times the issued and outstanding shares of Common Stock at the time of any corporate action, or 41,373,320 votes, has voted in favor of the Corporate Action, thereby satisfying the requirement under Section 607 of the FBCA that at least a majority of the voting equity vote in favor of a corporate action by written consent.

Name of Beneficial Owner	Number of Common Shares Owned	Percent of Class(1)	Number of Series B Preferred Shares Owned	Percent of Class(2)
Jef Lewis	0	0%	1,000	100	%(3)
Dan Rushford	8,008,834	77.43%	0	0

(1)	Based on 10,343,330 shares of Common Stock issued and outstanding as of January 13, 2020.

(2)	Based on 1,000 shares of Series B Preferred Stock issued and outstanding as of January 13, 2020.

(3)	The Series B Voting Preferred Stock have the right to vote the shares on any matter requiring shareholder approval on the basis of 4 times the votes of all the issued and outstanding shares of Common Stock, or 41,373,320 shares as of the Record Date.

ACTIONS TO BE TAKEN

The Corporate Action will become effective on the date that we file Certificate(s) of Amendment to the Company’s Articles of Incorporation, as amended, (the “Amendment(s)”), with the State of Florida. We intend to file the Amendments with the State of Florida promptly after the twentieth (20th) day following the date on which this Information Statement is mailed to the Stockholders.

NAME CHANGE

The Board of Directors and the Majority Stockholders of the Company have approved the filing of an amendment to our Articles of Incorporation to change the name of the Company from “Vet Online Supply, Inc.” to “BrewBilt Manufacturing, Inc.” in order to better reflect the Company’s expanding operations and strategy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding the beneficial ownership of our voting securities (Common Stock) as of January 13, 2020, of (i) each person known to us to beneficially own more than 5% of our stock, (ii) our directors, (iii) each named executive officer, and (iv) all directors and named executive officers as a group. As of January 13, 2020, there were a total of 10,343,330 shares of Common Stock issued and outstanding and 1,000 shares of Series B Preferred Stock issued and outstanding.

The number of shares beneficially owned is determined under the rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which a person or entity has sole or shared voting power or investment power plus any shares which such person or entity has the right to acquire within sixty (60) days of January 13, 2020, through the exercise or conversion of any stock option, convertible security, warrant or other right. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity, and the address of each of the stockholders listed below is: c/o Vet Online Supply, Inc., 110 Spring Hill Drive, Suite 10, Grass Valley, CA 95945.

Title of Class	Name and Address	Number of Shares Beneficially Owned	Percent of Class (1)
Common	Dan Rushford 110 Spring Hill Drive Grass Valley, CA 95945	8,008,834	77%

Series B Preferred Stock (2)	Jef Lewis 110 Spring Hill Drive Grass Valley, CA 95945	1,000	100%

Common	Sam Berry 110 Spring Hill Drive Grass Valley, CA 9594	25,000	0.24%

(1)	Applicable percentage of ownership for common stock is based on 10,343,330 shares of our Common Stock issued and outstanding as of January 13, 2020. Applicable percentage of ownership for Series B Preferred Stock is based on 1,000 shares of or Series B Preferred Stock issued and outstanding as of January 13, 2020. Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and means voting or investment power with respect to securities. Shares of our Common Stock issuable upon the exercise of stock options exercisable, or convertible securities convertible, currently or within 60 days of January 13, 2020, are deemed outstanding and to be beneficially owned by the person holding such option for purposes of computing such person’s percentage ownership, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)	The Series B Voting Preferred Stock have the right to vote the shares on any matter requiring shareholder approval on the basis of 4 times the votes of all the issued and outstanding shares of Common Stock, or 41,373,320 shares as of the Record Date.

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the Securities and Exchange Commission (the “SEC”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

The following documents, as filed with the SEC by the Company, are incorporated herein by reference:

(1)	Annual Report on Form 10-K for the fiscal year ended December 31, 2018;

(2)	Annual Report on Form 10-K for the fiscal year ended March 31, 2017; and

(3)	Quarterly Report on Form 10-Q/A for the quarter ended September 30, 2019.

You may request a copy of these filings, at no cost, by writing Vet Online Supply, Inc., 110 Spring Hill Drive, Grass Valley, CA 95945. Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Information Statement (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to such previous statement. Any statement so modified or superseded will not be deemed a part of this Information Statement except as so modified or superseded.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at 110 Spring Hill Drive, Suite 10, Grass Valley, CA 95945.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

This Information Statement is provided to the holders of Common Stock of the Company only for information purposes in connection with the Actions, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

By Order of the Board of Directors

/s/ Jef Lewis
Jef Lewis
CEO, President and Director

Dated: January 16, 2020